
EXHIBIT 11.1  COMPUTATION OF NET INCOME PER SHARE

                                        FIRST ALLIANCE CORPORATION
                                   COMPUTATION OF NET INCOME PER SHARE
                      FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1996
                                (Dollars in thousands except per share amounts)

                                                                                             For the Year Ended December 31,
                                                                                       ----------------------------------------
                                                                                           1996           1995         1994
                                                                                       ------------  ------------  ------------
DATA AS TO EARNINGS - Net Income...............................................        $    32,139   $    30,542   $    14,871
                                                                                       ============  ============  =============

DATA AS TO NUMBER OF COMMON AND COMMON EQUIVALENT
SHARES - PRIMARY NET INCOME PER SHARE
  Weighted average number of shares outstanding
    Class A and Class B Common Stock...........................................         12,478,484    10,750,000     10,750,000
  Reduction of outstanding shares assuming average balance of  deferred stock compensation plus tax benefits credited to capital on assumed exercise used as
    proceeds invested in treasury stock (at average market prices during each period)      (81,122)      (99,593)       (99,593)
  Common equivalent shares assuming issuance of shares represented by outstanding stock options:
    Additional shares assumed to be issued.....................................            229,840
    Reduction of such additional shares assuming proceeds plus tax benefits credited to capital on assumed exercise invested in treasury stock (at average market
    prices during each period).................................................           (206,907)
                                                                                        ------------  -----------   ------------
Weighted average number of common and common equivalent shares outstanding.....         12,420,295    10,650,407     10,650,407
                                                                                        ============  ===========   ============
PRIMARY NET INCOME PER SHARE...................................................         $     2.59    $     2.87    $      1.40
                                                                                        ============  ===========   ============


DATA AS TO NUMBER OF COMMON AND COMMON  EQUIVALENT
  SHARES - FULLY DILUTED NET  INCOME PER SHARE:
  Weighted average number of shares outstanding
    Class A and Class B Common Stock...........................................         12,478,484    10,750,000     10,750,000
  Reduction of outstanding shares assuming ending balance of deferred stock compensation plus tax benefits credited to capital on assumed exercise used as
    proceeds invested in treasury stock (at market prices at the end of each period)       (52,365)      (99,593)       (99,593)
  Common equivalent shares assuming issuance of shares represented by outstanding stock options:
    Additional shares assumed to be issued.....................................            229,840
    Reduction of such additional shares assuming proceeds plus tax benefits credited to capital on assumed exercise invested in treasury stock (at market prices at the end of
    each period)...............................................................           (170,442)
                                                                                        ------------  -----------  ------------
Weighted average number of common and common equivalent shares outstanding.....         12,485,517    10,650,407     10,650,407
                                                                                        ============  ===========  ============
FULLY DILUTED NET INCOME PER SHARE.............................................         $     2.57    $     2.87    $      1.40
                                                                                        ============  ===========  ============

Reference is made to ITEM 8. Financial Statements and Supplementary Data:  Notes to Consolidated Financial Statements - Note 1



